SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GENERAL HOUSEWARES

          GAMCO INVESTORS, INC.
                                 9/30/99            5,000-           28.0625
                                 9/28/99           15,000-           28.1042
                                 9/28/99            5,000-           28.1250
                                 9/27/99            5,000-           28.1250
                                 9/23/99           10,000-           28.1250
                                 9/22/99            4,000-           28.0000















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.